SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of
                    The Securities Exchange Act of 1934


                       Date of Report August 7, 1996

                          THE ENCORE GROUP, INC.
                    Incorporated in the State of Oregon
                        COMMISSION FILE NUMBER 0-4563
            (I.R.S. Employer Identification Number:  93-0580867)
                              P.O. Box 69536
                          Portland, Oregon  97201
                    Telephone Number:  (503)  221-4255



Item 5.  Other Events

     The following Exhibit A is filed with this report:

     Exhibit A. The Encore Group, Inc. Press Release dated July 30, 1996, announcing an August 8, 1996, closing of the redemption period for the reverse stock split adopted by the shareholders on April 23, 1996.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              THE ENCORE GROUP, INC.



                                               By       /s/
                                               Kenneth L. Wright
                                               Executive Vice President and
                                               Principal Financial Officer
                                               THE ENCORE GROUP, INC.

P.O. Box 69536                                (503)221-4255
Portland, Oregon 97201                   FAX: (503)221-1902





                       PRESS RELEASE



Contact:  Fred J. Kupel                       July 30, 1996



The Encore Group, Inc. has announced that the 1 new share for 500 old shares reverse stock split adopted by the shareholders on April 23, 1996, will be completed on August
8, 1996.

The amended Restated Articles of Incorporation adopted by the shareholders provide that all redemptions be completed
90 days from the date of filing the Articles with the Oregon Secretary of State. This filing date was May 10,
1996, which puts the completion date at August 8, 1996.

Shareholders were mailed documents advising them how to submit their old shares for conversion to new shares in the case of holdings of 500 old shares or more, or redemption for $0.10 per share in the case of holdings smaller than 500 old shares.

Any shareholder who has not converted or redeemed by August
8, 1996, will lose any further opportunity to convert or redeem their prior holdings.

Prior to 1991, Encore was known as American Guaranty Finan-cial Corporation.